UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2020

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Effective April 1, 2020, Modine Manufacturing Company (the “Company”) began managing its global automotive business separate from the other businesses within the previously-reported Vehicular Thermal Solutions ("VTS") segment.  The Company is managing the automotive business as the Automotive segment as it targets the sale or eventual exit of its underlying automotive business operations.  The other businesses of the VTS segment, including the commercial vehicle and off-highway businesses, are being managed as the Heavy Duty Equipment segment.  As a result, beginning with the reporting of its first quarter fiscal 2021 results, the Company will report its financial performance based upon the following four reportable segments:

•	Commercial and Industrial Solutions (“CIS”)
•	Building HVAC Systems (“BHVAC”)
•	Heavy Duty Equipment (“HDE”)
•	Automotive

The Company’s new reporting segments are consistent with how the Company’s chief operating decision maker is assessing operating performance and allocating capital following the realignment of its segment structure.  The segment realignment had no impact on the CIS and BHVAC segments or on the Company’s consolidated financial position, results of operations, and cash flows.

In addition, the Company is replacing its historical key non-GAAP performance metric, Adjusted Operating Income, with Adjusted EBITDA.  The Company defines Adjusted EBITDA as net earnings based on generally accepted accounting principles in the United States ("GAAP") excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses, other income and expense, restructuring expenses, impairment charges, costs associated with the review of strategic alternatives for and separation and potential sale of the automotive business and certain other gains or charges.  The Company believes that Adjusted EBITDA provides a relevant measure of profitability and earnings power.  The Company views this financial metric as being useful to assess operating performance from period to period by excluding certain items that it believes are not representative of its core business.  The Company's chief operating decision maker evaluates the financial performance of the business segments based on Adjusted EBITDA.  Adjusted EBITDA, when calculated for the business segments, represents GAAP operating income excluding depreciation and amortization expenses, restructuring expenses, impairment charges, and certain other gains or charges.

The Company is furnishing this Form 8-K to provide investors with historical segment and Adjusted EBITDA information consistent with its new reporting structure.  The schedules in Exhibit 99.1 provide unaudited financial information on the basis of the Company’s new reporting segments for the previously-reported quarters in fiscal 2020.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

99.1
Recast unaudited financial information – for the quarter ended June 30, 2019; the quarter ended September 30, 2019; the quarter ended December 31, 2019; and the quarter and fiscal year ended March 31, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Michael B. Lucareli
Michael B. Lucareli Vice President, Finance and Chief Financial Officer

Date: August 3, 2020